Exhibit 99.1

FOR IMMEDIATE RELEASE	February 14, 2005
Contacts:
Donald Clarke EVP and Chief Financial Officer 301-296-2711 dclarke@visualnetworks.com	David Peikin Director of Corporate Communications 301-296-2262 dpeikin@visualnetworks.com

Visual Networks Reports Fourth Quarter and Fiscal Year Results –
Fiscal Year Revenue Increases 34% Over Prior Year

Company Marks Fifth Consecutive Quarter of Operating Improvement
and Returns to Profitability For the Fiscal Year

Rockville, MD — Visual Networks, Inc.® (Nasdaq: VNWK) today reported financial results for the fourth quarter and fiscal year ended December 31, 2004. The quarter marked the company’s fifth consecutive quarter of sequential improvement in revenue, operating income and net income.

Revenue for the fourth quarter was $14.2 million, an increase of 31 percent compared with $10.8 million reported in the prior year’s fourth quarter and up 3 percent sequentially from $13.8 million reported in the third quarter. The company reported $673,000 in net income, or $0.02 per share, compared with a net loss of $1,005,000 or $0.03 per share in the previous year’s fourth quarter. Net income was up sequentially from $246,000, or $0.01 per share, reported in the third quarter.

For the fiscal year, the company reported $52.6 million in revenue, up 34% from $39.2 million in revenue reported for the prior year. For the year, the company reported $15,000 in net income, or $0.00 per share, compared with a net loss of $4.3 million, or $0.13 per share, in the prior year.

The balance sheet for the quarter also remained strong. The company exited the quarter with $11.3 million in cash and investments. Accounts receivable of $9.3 million at December 31, 2004 represented 61 days sales outstanding.

“We are very pleased with our financial performance for both the fourth quarter and the fiscal year,” said Larry Barker, President and CEO of Visual Networks. “We remain enthusiastic about the market adoption of our new Select AppFlows and Select AppSummary software modules. We look forward to introducing this year new software and hardware solutions that will extend our value proposition to the local area network, enhance our Voice over IP (VoIP) preassessment and management offerings, and strengthen our core network and application performance management functionality.”

Fourth Quarter Highlights:

•	Added over 60 new enterprise customers;

•	Strong market acceptance of new Select AppFlows and Select AppSummary modules;

•	Received initial orders for both UpTime Select and IP Insight from our recently announced European operations;

•	UpTime Select incorporated into SBC’s new PNM WAN View managed service;

•	Received 2004 Product of the Year Award from INTERNET TELEPHONY magazine for Visual UpTime Select; and

•	Presented to over 150 Visual Networks’ current and prospective customers at 9 UpTime Select roadshow events in the United States and Europe.

Future Expectations

The company expects first quarter revenue to be in the range of $14.2 million to $15.0 million and EPS to be in the range of $0.02 to $0.03.

Broadcast of Fourth Quarter Results
Visual Networks’ management will host a discussion of this afternoon’s announcement with investors and financial analysts today, Monday February 14, 2005 at 4:45 p.m. (EST). To participate in the teleconference, please dial 617-614-3453, passcode 57819655, confirmation code 76338526. A live web cast of the call will also be available at http://www.visualnetworks.com/news.

For those unable to listen to the live call, a replay will be available from 6:45 PM EST on February 14, 2005 until 6:45 PM EST on February 16, 2005 by dialing 617-801-6888 and entering passcode 97418572. An archive of the call will be available online shortly following the conclusion of the live call on Visual Networks’ Web site at http://www.visualnetworks.com/news.

About Visual Networks
Visual Networks (Nasdaq: VNWK) is a leading provider of network and application performance management solutions. The company’s technologies enable enterprises to reliably and securely manage the delivery of mission-critical applications across their infrastructures. Visual Networks’ products increase application and network availability, optimize the use of bandwidth, and reduce operating costs across traditional and IP-based infrastructures. For more information, visit http://www.visualnetworks.com.

Note to Investors
 This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements. Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks’ future results may be impacted by risks associated with market acceptance of Visual UpTime Select, fluctuations in IT budgets and spending, issues related to the Company’s distribution channels, the potential repayment of the Company’s outstanding debentures, rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, ongoing patent litigation, its dependence upon sole and limited source suppliers and fluctuations in component pricing and availability, its dependence upon key employees, and its ability to retain employees. Visual Networks’ future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K.

Visual Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Years Ended
	December 31,		December 31,
	2003	2004	2003	2004
Revenue	$10,835	$14,161	$39,179	$52,642
Cost of revenue	2,409	4,271	10,347	15,880

Gross profit	8,426	9,890	28,832	36,762

Operating expenses:
Research and development	2,533	2,706	10,473	10,145
Sales and marketing	4,522	3,952	15,428	15,778
General and administrative	2,011	2,276	6,214	9,288

Total operating expenses	9,066	8,934	32,115	35,211

Income (loss) from operations	(640)	956	(3,283)	1,551
Other income (expense)	—	—	452	(262)
Interest expense, net	(365)	(283)	(1,458)	(1,274)

Net income (loss)	$(1,005)	$673	$(4,289)	$15

Basic and diluted income (loss) per share	$(0.03)	$0.02	$(0.13)	$0.00

Visual Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2003	2004
Assets
Current assets:
Cash and cash equivalents	$15,671	$11,317
Restricted short-term investments	1,530	—
Accounts receivable, net	2,326	9,335
Inventory	3,346	3,822
Other current assets	788	940

Total current assets	23,661	25,414
Property and equipment, net	2,378	2,001

Total assets	$26,039	$27,415

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$8,115	$9,341
Convertible debentures, net of unamortized debt discount	8,744	8,163
Deferred revenue	4,662	3,388

Total current liabilities	21,521	20,892
Stockholders’ equity	4,518	6,523

Total liabilities and stockholders’ equity	$26,039	$27,415

Visual Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands, except per share data)
(unaudited)

	For the		For the
	Three Months Ended		Years Ended
	December 31,		December 31,
	2003	2004	2003	2004
Cash Flows from Operating Activities:
Net income (loss)	$(1,005)	$673	$(4,289)	$15
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	425	321	2,091	1,384
Bad debt expense	69	84	69	136
Deferred compensation expense	—	32	—	187
Non-cash interest expense	254	218	1,017	936
Early extinguishment of debt	—	—	—	262
Changes in assets and liabilities:
Accounts receivable	3,688	(2,787)	5,252	(7,145)
Inventory	(572)	(665)	47	(476)
Other assets	144	157	3	(430)
Accounts payable and accrued expenses	2,199	(73)	(1,618)	1,224
Deferred revenue	405	(34)	(103)	(1,274)

Net cash provided by (used in) operating activities	5,607	(2,074)	2,469	(5,181)

Cash Flows from Investing Activities:
Net sales of short term investments	—	—	973	1,530
Expenditures for property and equipment	(200)	(245)	(986)	(1,007)

Net cash provided by (used in) investing activities	(200)	(245)	(13)	523

Cash Flows from Financing Activities:
Repayment of convertible debentures	—	—	—	(1,500)
Exercise of stock options and issuance of common stock under employee stock purchase plan	193	1,119	507	1,804

Net cash provided by financing activities	193	1,119	507	304

Net increase (decrease) in Cash and Cash Equivalents	5,600	(1,200)	2,963	(4,354)
Cash and Cash Equivalents, Beginning of Period	10,071	12,517	12,708	15,671

Cash and Cash Equivalents, End of Period	$15,671	$11,317	$15,671	$11,317

Visual Networks, Inc.

Additional Financial Information

     The following presents additional financial information about Visual Networks for the three months ended March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004, respectively (dollars in thousands).

	3/31/04	6/30/04	9/30/04	12/31/04
Days Sales Outstanding Calculation:
Days sales outstanding (“DSOs”) are calculated as follows:
Accounts Receivable	$2,606	$4,636	$6,632	$9,335

Quarterly sales/Days in quarter	$11,841/91	$12,823/91	$13,817/92	$14,162/92
Days sales outstanding	20.0	32.9	44.2	60.6
Inventory Turns Calculation:
Inventory turns are calculated as follows:
Days in year	366	366	366	365

Inventory/(Quarterly COGS/Days in quarter)	$2,823/($3,323/91)	$2,005/($4,002/91)	$3,157/($4,284/92)	$3,822/($4,271/92)
Inventory turns	4.7	8.0	5.4	4.4
Employees:
Research and development	54	53	56	57
Sales and marketing	62	64	65	62
Manufacturing and customer service	11	10	11	12
General and administrative	30	27	31	28

Total Employees	157	154	163	159

Revenue:
Uptime:
Classic	$11,056	$9,588	$8,089	$1,899
Select	—	2,440	5,321	11,385
IP Insight	728	741	407	857
Royalties	57	54	—	20

Total	$11,841	$12,823	$13,817	$14,161

Visual Networks, Inc.

Additional Financial Information (continued)

     The following presents additional financial information about Visual Networks for the three months ended March 31, 2004, June 30, 2004, September 30, 2004 and December 31, 2004, respectively (in thousands, except per share data).

	3/31/04	6/30/04	9/30/04	12/31/04
Common stock outstanding	33,109	33,232	33,318	33,982

Weighted average share calculations:
Basic weighted average shares outstanding	33,011	33,185	33,283	33,546

Effect of dilutive securities:
Employee stock options	—	—	1,842	2,441
Diluted weighted average shares outstanding	33,011	33,185	35,125	35,987

Net income (loss)	$(490)	$(414)	$246	$673

Basic and diluted income (loss) per share	$(0.01)	$(0.01)	$0.01	$0.02